Exhibit 99.1
RESTORE 1 Summary Results February 14, 2008

Forward Looking Statements This presentation contains forward-looking statements, including, but not limited to, statements regarding expectations or plans of the company's Phase III program for retigabine and the potential role retigabine could play in managing epilepsy. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the clinical development of retigabine, including that RESTORE 1 results are not necessarily predictive of RESTORE 2 results, and that adverse events are not always immediately apparent even in well designed clinical trials, regulatory approval processes, and other risks and uncertainties discussed in the company's filings with the SEC. Valeant wishes to caution the reader that these factors could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect actual outcomes.

Agenda Comments from M. Pearson Presentation from Dr. H. Mansbach, M.D. Q&A guidelines Discussion on RESTORE 1 results only No updated commercial or market guidance Management is still in a quiet period Earnings Call on Feb. 28

RESTORE 1 Summary Results February 14, 2008

Retigabine A first-in-class neuronal potassium channel opener in late Phase III clinical development A novel mechanism of action A promising approach to treatment of epilepsy and other CNS diseases

Retigabine Clinical Program Comprehensive phase I and II clinical program Positive, published* results from Study 205, the retigabine Phase IIb trial in epilepsy Tested 600, 900, and 1200 mg doses RESTORE 1 results available now RESTORE 2 results available 2Q2008 Anticipate submitting to the US and European regulatory agencies before end of 2008 *Porter et al., Neurology, 2007

RESTORE Trials: Overview Pair of Phase III studies with similar design Randomized, double-blind, placebo-controlled Adult epilepsy patients with refractory partial-onset seizures on a stable regimen of 1 - 3 background anti-epileptic drugs (AEDs) Primary endpoints and study design appropriate to meet US and European regulatory guidance RESTORE 1: Retigabine 1200 mg/day vs. placebo RESTORE 2: Retigabine 600 and 900 mg/day vs. placebo RESTORE 1 & 2, together with Study 205, will form the core studies for regulatory submissions

Primary Efficacy Endpoints FDA Submission Median reduction in total partial-seizure frequency per 28 days from baseline to the end of the double-blind period EMEA* Submission Proportion of responders (>50% reduction in seizure frequency per 28 days comparing maintenance period to baseline) *EMEA = European Medicines Evaluation Agency

RESTORE 1 Study Design 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Baseline Phase (8 weeks) Titration Phase (6 weeks) Maintenance Phase (12 weeks) 18-Week Double-Blind Phase Retigabine 1050 mg/day Retigabine 1200 mg/day Randomization Start Retigabine 300 mg/day (increase by 150 mg/day every week) Data on file. Valeant Pharmaceuticals International. Placebo Transition* (6 weeks) *Patients not entering the extension trial are tapered over 3 weeks. Open Label Extension

Patient Disposition **ITT = all subjects who took at least 1 dose of study medication and had at least 1 efficacy evaluation Data on file. Valeant Pharmaceuticals International. *Safety = all subjects who took at least 1 dose of study medication

Summary Patient Characteristics CGI= Clinician's Global Impression Data on file. Valeant Pharmaceuticals International. Safety population

Primary Endpoint Results: FDA Endpoint Median Reduction (%) ITT population Median reduction in 28-day total partial seizure frequency Data on file. Valeant Pharmaceuticals International. *p <0.0001 FDA endpoint N=150 N=119 N=151 N=137 N=150 N=151 * * *

Primary Endpoint Results:
CHMP† Endpoint for EMEA submission

Responder Rate: ≥50% decrease in 28-day total partial seizure frequency


CHMP endpoint
Patients (%)
60%
50%
40%
30%
20%
10%
0%
*
45.0%
18.0%
N=150
N=151
*
37.7%
17.3%
N=150
N=151
55.5%
*
22.6%
N=137
N=119
Double-blind
Titration
Maintenance
Placebo
RTG 1200 mg

†CHMP = European Union Committee for Human Medicinal Products

*p <0.0001

ITT population

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VALEANT Pharmaceuticals International

Data on file. Valeant Pharmaceuticals International.

Treatment-Emergent Adverse Events in RESTORE 1 (^ 10% incidence) Safety population Data on file. Valeant Pharmaceuticals International.

Conclusions Retigabine 1200 mg was statistically superior to placebo (p<0.0001) on primary endpoints for FDA and CHMP regulatory review Results confirm potential utility of neuronal potassium openers in epilepsy Generally well-tolerated RESTORE 2 results expected in 2Q2008 On track for submission to US and EU regulatory agencies before end of 2008

RESTORE 1 Summary Results February 14, 2008